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                                                                 Exhibit 10.16.3


                      SECOND AMENDMENT TO OPTION AGREEMENT
                      ------------------------------------


          This Second Amendment to the Option Agreement dated as of May 6, 1994 (the "Original Agreement") by and between CYTOGEN CORPORATION, a Delaware corporation (the "Company"), and FLETCHER CAPITAL MARKETS, INC., a New York corporation (the "Investor"), is dated as of the 15th day of November, 1995.

          WHEREAS, the Company and the Investor have entered into an Amended and Restated Investment Agreement dated as of May 6, 1994 (the "Investment Agreement") providing for the issue and sale by the Company to the Investor of an aggregate of 1,400,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"); and

          WHEREAS, the Investor (or its assignees) has acquired all 1,400,000 shares of the Common Stock pursuant to the terms of the Investment Agreement; and

          WHEREAS, on July 28, 1995, the Investor delivered an Election Notice to the Company whereby the Investor exercised its option to purchase an additional 1,800,000 shares of Common Stock at an aggregate purchase price of $7,304,400.00, or $4.058 per share; and

          WHEREAS, the parties entered into an Amendment to Option Agreement (the "First Amendment"), dated August 10, 1995, pursuant to which the Company extended the Expiration Date of the
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Option and permitted the Investor to acquire additional shares of Common Stock at the Per Share Exercise Price and upon the other terms and conditions set forth in the Original Agreement.

          WHEREAS, on November 14, 1995, the Investor delivered an Election Notice to the Company whereby the Investor exercised its option to purchase an additional 500,000 shares of Common Stock at an aggregate purchase price of $2,348,000.00 or $4.696 per share; and

          WHEREAS, the parties hereto wish to further extend the Expiration Date of the Option and to permit the Investor to acquire additional shares of Common Stock at the Per Share Exercise Price and upon the other terms and conditions set forth in the Original Agreement.

          NOW, THEREFORE, in consideration of the Investor's exercise of its option and the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          Section 1. All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Original Agreement.

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          Section 2.  Section 1 of the Original Agreement (as amended by the
First Amendment) is hereby deleted and restated to read in its entirety as follows:

          Grant of Option.  The Company hereby grants to the Investor an
          ---------------
          irrevocable option (the "Option") to purchase up to the number of shares of Common Stock specified in Section 2 below (the "Option Shares") at the Exercise Price (as defined herein). The Option may be exercised by the Investor, in whole or in part and from time to time, after the Second Closing and prior to the Expiration Date (as defined below), by delivering an Election Notice (as defined below) to the Company; provided, that, if at any time following 180 days after the
                   --------
          date of the Second Closing, any person shall commence a tender offer for Common Stock and such tender offer shall contain a condition that the Investor shall not exercise the Option prior to the consummation of such tender offer, then the Investor shall not thereafter deliver an Election Notice to the Company until such tender offer has been consummated or abandoned. The Option shall expire on February 15, 1996 (the "Expiration Date").

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          Section 3.  Section 2 of the Original Agreement (as amended by the
First Amendment) is hereby deleted and restated to read in its entirety as follows:

          Right to Exercise Option, Number of Shares, Exercise Price.  Subject
          ----------------------------------------------------------
          to the provisions of this Option Agreement, the Investor shall have the right to purchase from the Company, and the Company shall issue and sell to the Investor the Option Shares, in whole or in part and from time to time, but with a minimum of the lesser of, (i) 500,000 shares of Common Stock, or (ii) the remaining Option Shares available under the Option Agreement in each Election Notice, at the Per Share Exercise Price (as defined in this Section). The number of shares of Common Stock that shall constitute the Option Shares shall be 3,300,000. The Investor shall be entitled to exercise the Option on any Exercise Dates prior to the Expiration Date, on which dates the Investor shall be entitled to elect to purchase all or any portion of the Option Shares. The Per Share Exercise Price shall be equal to the product of (i) the average per share daily closing price of the Common Stock as reported on the Nasdaq National Market ("Nasdaq") for the period beginning sixty (60) trading

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          days prior to an Exercise Date and ending on the Nasdaq trading day next preceding the Exercise Date, and (ii) 0.95.

               The Company shall use its best efforts to keep the Registration Statement (as defined in the Investment Agreement) continuously effective from the date on which it is first declared effective through the date of the Option Closing. In the event that the Investor wishes to exercise all or part of the Option, Investor shall deliver to the Company a written notice substantially in the form attached hereto as Exhibit A (the "Election Notice"). The Election Notice shall specify the number of Option Shares the Option is being exercised for.

          Section 4. Except as specifically set forth herein, the terms and conditions of the Original Agreement remain unchanged and in full force and effect.

          Section 5. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                                    CYTOGEN CORPORATION


                                    By:/s/ T.J. Madison
                                       ---------------------------



                                    FLETCHER CAPITAL MARKETS, INC.


                                    By:/s/ Vern O. Sedlacek
                                       ---------------------------

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